                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT



              o  Dixie Container Corporation
                             State of Incorporation:      Virginia
                             Other trade names used:      none
              o  PCA Hydro, Inc.
                             State of Incorporation:      Delaware
                             Other trade names used:      none
              o  PCA International, Inc.
                             State of Incorporation:      Delaware
                             Other trade names used:      none
              o  Packaging Credit Company, LLC
                             State of Incorporation:      Delaware
                             Other trade names used:      none
                     o  Packaging Receivables Company, LLC
                                    State of Incorporation:      Delaware
                                    Other trade names used:      none